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                                                                   EXHIBIT 23(A)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2001, except for Note 2, which is as of January 25, 2002 relating to the financial statements and financial statement schedules of Walter Industries, Inc., which appears in Walter Industries, Inc.'s Annual Report on Form 10-K/A for the seven months ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Tampa, Florida
February 21, 2002